Exhibit 10.5

[Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.]

Tenancy Agreement

This Agreement is made on the 31st December 2025 between the Landlord and the Tenant as more particularly described in Schedule I.

The Landlord shall let and the Tenant shall take all that Unit 1211 on 12/F One Midtown, 11 Hoi Shing Road, Tsuen Wan, NT ( hereinafter called “ the Premises” ) for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows :-

1.	The Tenant shall pay to the Landlord the Rent in advance on the first commencing day of each aqd every calendar month during the Term. If the Tenant shall fail to pay the Rent within 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

2.	The Tenant shall not make any alteration and/or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

3.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of mutual covenant (if any) relating to the Premises.

4.	The Tenant shall during the Term pay and discharge all charges in respect of electricity, telephone and other similar charges payable in respect of the Premises.

5.	The Tenant shall during the Term keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner terminate of this Agreement

6.	The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to Landlord or settlement of any outstanding payment owed by the Tenant hereunder or any part thereof shall be unpaid for seven (7) days after the same shall become payable ( whether legally demanded or not ) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at time thereafter to re-enter the Premises whereupon this Agreement shall absolutely terminate. Any loss or damages suffered by the Landlord as a result of Tenant’s breach can deduct from the Security Deposit’without prejudice to any other right of action.

7.	Provided the Tenant shall have paid the Rent and other outgoings on the days, the Tenant shall hold and enjoy the Premises during the Terms without any interruption by the Landlord.

8.	The Landlord shall keep and maintain the structural parts of the Premises including the main drains, pipes and cables in proper state of repair. The Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord. The Landlord shall take reasonable steps to repair and remedy the same at a reasonable time.

9.	The Stamp Duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.

Sign by Landlord	Sign by Tenant
Received the Security Deposit of	Received 2 keys of the Premises
HK$22,000 by the Landlord	by the Tenant

Confirmed and Accepted all the terms and conditions contained herein by the Landlord	Confirmed and Accepted all the terms and conditions contained herein by the Tenant

/s/ Lau Ka Kit	/s/ Chen Yujie
Welltec Group Limited	Hong Kong Grand Universe Technology Limited

Represented by: Lau Ka Kit	Represented by : Chen Yujie
31st December, 2025	31st December, 2025